UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2009
Suburban Propane Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
240 Route 10 West
Whippany, New Jersey 07981

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (973) 887-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Exhibits
SIGNATURES
EXHIBIT INDEX
EX-23.1
EX-99.1
EX-99.2

Item 8.01 Other Events
     The audited balance sheet of Suburban Energy Services Group LLC, the general partner of Suburban Propane Partners, L.P., as of September 27, 2008 and the unaudited balance sheet as of June 27, 2009 is filed herewith as Exhibit 99.1.
     On August 10, 2009 Suburban issued a press release announcing that it, together with Suburban Energy Finance Corp., a wholly-owned subsidiary, had commenced a cash tender offer for up to $175 million aggregate principal amount of their unsecured 6.875% senior notes due 2013. A copy of the press release is filed herewith as Exhibit 99.2 hereto and is incorporated herein by reference.
Item 9.01 Exhibits
(d)	Exhibits:
23.1	Consent of PricewaterhouseCoopers LLP

99.1	(i) Audited balance sheet of Suburban Energy Services Group LLC as of September 27, 2008 and (ii) unaudited balance sheet as of June 27, 2009

99.2	Press release of Suburban Propane Partners, L.P. dated August 10, 2009, announcing the commencement of a cash tender offer for up to $175 million aggregate principal amount of the unsecured 6.875% senior notes due 2013 of Suburban Propane Partners, L.P. and Suburban Energy Finance Corp.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

Date: August 10, 2009	By:	/s/ MICHAEL A. STIVALA
		Name:	Michael A. Stivala
		Title:	Chief Financial Officer and Chief Accounting Officer

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EXHIBIT INDEX
Exhibit
23.1	Consent of PricewaterhouseCoopers LLP

99.1	(i) Audited balance sheet of Suburban Energy Services Group LLC as of September 27, 2008 and (ii) unaudited balance sheet as of June 27, 2009

99.2	Press release of Suburban Propane Partners, L.P. dated August 10, 2009, announcing the commencement of a cash tender offer for up to $175 million aggregate principal amount of the unsecured 6.875% senior notes due 2013 of Suburban Propane Partners, L.P. and Suburban Energy Finance Corp.

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